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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 27, 1997, Sound Source Interactive, Inc. (the "Company") filed the initial Form 8-K Report to which this Amendment relates. In that filing, the Company disclosed that effective August 22, 1997, the Company had terminated its relationship with Corbin & Wertz and engaged Deloitte & Touche, LLP as its independent auditor.

Filed as Exhibit 4.1 hereto is a letter from Corbin & Wertz addressed to the Securities and Exchange Commission verifying that they are in agreement with the disclosure set forth in the initial Form 8-K Report.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Sound Source Interactive, Inc.


                                By  /s/ Ulrich E. Gottschling
                                  -----------------------------------------
                                  Ulrich E. Gottschling, President, Chief
                                  Operating Officer, Chief Financial Officer,
                                  Treasurer, Secretary And Director


Date: September 9, 1997